UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2013 (February 18, 2013)
_____________
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
____________

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square, 1500 Key Tower, Cleveland, Ohio	44114-1221
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 781-0083

Not Applicable
(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In August 2011, the Company completed the acquisition of VAC Holding GmbH (“VAC”) and formed the Magnetic Technologies segment for that business. In the Fourth Quarter of 2012, the Company, as a result of enhancing its financial planning and analysis efforts, discovered that a portion of Magnetic Technologies' Cost of goods sold were misclassified in Selling, general and administrative expenses ("SG&A") since the acquisition when the business converted the basis of its financial reporting from International Financial Reporting Standards to US GAAP. The Company is correcting the classification of these expenses by restating its Quarterly Reports on Form 10-Q filed during 2012. The reclassification has no impact on previously-reported net sales, operating profit, net income, or net income per share on the Company's Condensed Statements of Consolidated Operations, nor does it have any effect on the Company's previously-reported Condensed Consolidated Balance Sheets, Statements of Consolidated Comprehensive Income (Loss), Condensed Statements of Consolidated Cash Flows, Condensed Statements of Consolidated Total Equity or segment net sales and operating profit. The Company has evaluated the error for the period ending December 31, 2011 in accordance with Staff Accounting Bulletin (SAB) 99, SAB 108 and Accounting Standards Codification (ASC) 250 and determined that the impact of the misclassification in 2011 is not material. The Company will make correction of the amounts related to this misstatement for 2011 in its Annual Report on Form 10-K for 2012.

On February 18, 2013, the Audit Committee of the Company's Board of Directors, upon recommendation of management and after discussion with the Company's independent registered public accounting firm, concluded: (1) the Company will correct and restate a portion of its expenses by reclassifying certain amounts previously reported in SG&A expense into Cost of goods sold in the previously issued consolidated financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; and, (2) as a result of the restatements, the previously-filed consolidated financial statements for each of the applicable restatement periods should no longer be relied upon because of this misclassification.

The Company is amending its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 to correct the classification of these expenses. The following line items in the Statement of Operations will be made to the Company's Quarterly Reports on Form 10-Q as indicated below:

Quarterly Report on Form 10-Q for the Period Ended March 31, 2012:

(in millions)	Reported	Restated
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2012
Cost of goods sold	$353.3	$366.9
Gross profit	112.8	99.3
SG&A expenses	78.4	64.9

Quarterly Report on Form 10-Q for the Periods Ended June 30, 2012:

(in millions)	Reported	Restated	Reported	Restated
	Three Months Ended June 30, 2012	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012	Six Months Ended June 30, 2012
Cost of goods sold	$380.3	$393.3	$733.7	$760.2
Gross profit	56.2	43.1	169.0	142.4
SG&A expenses	78.3	65.3	156.7	130.2

Quarterly Report on Form 10-Q for the Periods Ended September 30, 2012:

(in millions)	Reported	Restated	Reported	Restated
	Three Months Ended September 30	Three Months Ended September 30	Nine Months Ended September 30	Nine Months Ended September 30
2012
Cost of goods sold	$297.4	$310.2	$1,031.0	$1,070.4
Gross profit	97.4	84.6	266.4	227.0
SG&A expenses	75.9	63.1	235.5	196.1

2011
Cost of goods sold	$398.3	$406.2	$903.6	$911.5
Gross profit	16.7	8.8	172.3	164.4
SG&A expenses	71.8	63.9	161.6	153.7

As noted above, the Company has determined that the impact of this misstatement for the year ended 2011 is not material and will restate the following items in its 2011 financial statements in its Annual Report on Form 10-K for 2012.

(in millions)	Reported	Restated	Reported	Restated
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2011
Cost of goods sold	$336.4	$347.1	$1,240.0	$1,258.6
Gross profit	102.2	91.5	274.5	255.9
SG&A expenses	86.1	75.4	247.7	229.1

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)
Date: February 19, 2013	/s/ Christopher M. Hix
	Name:	Christopher M. Hix
	Title:	Vice President and Chief Financial Officer